Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 26, 2008, in Amendment No. 1 to the Registration Statement (Form S-11 No. 333-144414) and the related Prospectus of Wells Real Estate Investment Trust II, Inc. for the registration of 375,000,000 shares of its common stock.

/s/ Ernst & Young LLP

Atlanta, Georgia

August 12, 2008